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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-42310 on Form S-4 of EGL, Inc. of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

San Francisco, California
September 29, 2000